UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 3651 Lindell Rd., Ste D#322,
Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Registrant’s telephone number, including area code)

____________________________________________________
 (Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to American Graphite Technologies Inc.

Technology Licensing Agreement

On December 3, 2012 we entered into and executed a non-exclusive technology License agreement for patent and trade secret technology in the field of graphene oxide or “Bucky” paper with Cheap Tubes, Inc.  Pursuant to the terms of the agreement, we acquired the rights to further develop, commercialize, market and distribute certain proprietary inventions and know-how related to the manufacturing processes for graphene products, including graphene paper, also known as Bucky Paper.  We agreed to fund commercial development activities based on the payment schedules defined below and we received a license for the rights on a nonexclusive basis for marketing products and/or services.   Pursuant to the terms of the agreement, we agreed to provide the following payments to Cheap Tubes:

A minimum of $250,000 over 18 months, payable as follows:

•	$10,000 on the execution of the agreement;
•	$40,000 per quarter on January 1, 2013, April 1, 2013, July 1, 2013 and October 1, 2013 and on January 1, 2014 and April 1, 2014.

Under the terms of the agreement, Cheap Tubes was to incorporate a new corporation (“Newco”) and assign all rights and obligations of the agreement with us as well as the patent agreement.  The newly formed corporation would then become the party to this agreement.   Until such time as Newco is formed all funds paid were to remain in an attorney escrow.  Further, in order to have funds released from escrow the parties must formulate and agree to a milestone schedule to be met by Cheaptubes or Newco as the case may be.   Each quarter the milestones from the prior quarter must be met as a pre-condition to the upcoming quarterly funding.  The milestone schedule was expected to be finalized during December 2012.

Under the agreement the Company was granted a non-exclusive license to market and distribute Bucky Paper using the patents, trade secrets and knowhow (the “Proprietary Rights”) throughout the world.   Newco or Cheap Tubes will manufacture the Bucky Paper products and we shall have no rights to sublicense the Proprietary Rights to a third party.  As the agreement is non-exclusive, Cheap Tubes will also have the right to market and distribute Bucky Paper products, subject to our ongoing fees, as described below.

As consideration for funding, Cheap Tubes will pay us 40% of the Net Cheap Tubes Sales Revenue for Bucky Paper until the amount we have received equals our capital investment regardless of whether we or Cheap Tubes are the ultimate vendors on the sale.  Thereafter, we will receive 30% of our capital investment until such time as we have received an amount equal to 20% of the $250,000 invested, 25% for the next five years and 20% for the remaining five years, at which time all obligations to us from Cheap Tubes or Newco shall cease.

Any new opportunities presented to us or Mike Foley (the shareholder of Cheap Tubes). Cheap Tubes or Newco shall be negotiated and if agreement is reached then shall be formalized in a mutually acceptable definitive agreement; with no obligation upon either party to enter into an agreement should they not be able to negotiate mutually acceptable terms.  However, it is the intent of the parties to work toward furthering the business of Cheap Tubes, Newco, our business and any new business that may present itself.

On December 21, 2012, we received the required schedule under the Agreement.On December 24, 2012, we received notification that of the incorporation of CTI Nanotechnologies LLC (“CTI”),  and the assignment of the patents to CTI.  As per the terms of the Agreement, all conditions have been satisfied and therefore the funds have been released from escrow.   The Company will commence funding as required under the Agreement to further develop the technology.

Mineral Property Acquisition

As reported on the Company’s Form 8-K filed on January 28, 2013, the Company has staked  certain mineral claims in an area in Quebec, Canada that has existing exploration for graphite being undertaken by other exploration companies on adjacent  claims..

A total of 100 mineral claims have been staked and  transfer to the Company of titles is currently underway. The mineral claims encompass an area of approximately 5400 hectares (13,343 acres).  They are located in the vicinity of an identified high grade graphite deposits, the Lac Gueret project belonging to Mason Graphite Corp., and new discoveries recently announced by Focus Graphite.

Geologically, the property has mineralization similar to other graphite deposits/discoveries in the area.
The mineral claims are in an area where the property has been designated by the Quebec Government for major economic, social and environmental development.

The mineral claims are 100% owned by the Company with no royalty or net smelter return requirements.

The Company intends to undertake exploration programs on the mineral claims during 2013.

The costs for staking were approximately $5,500 and fees of approximately $17,000 for geological services rendered to stake the claims.   These costs have been paid by the Company.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

The address of our principal executive office is 3651 Lindell Road, Ste. D#422, Las Vegas, Nevada. Our telephone number is (702) 473-8227. Our website is http://americangraphitetechnologies.com.

Our common stock is quoted on the OTCBB (“Over-the-Counter- Bulletin-Board”) under the symbol "AGIN".

American Graphite Technologies Inc. (formerly “Green & Quality Home Life, Inc.”) was incorporated in the State of Nevada on June 1, 2010.

On May 23, 2012, we underwent a change of control and on June 11, 2012, the Company’s newly appointed sole director and majority shareholder approved a name change to American Graphite Technologies Inc. and a one hundred and twenty-five (25) new for one (1) old forward stock split of the Company’s issued and outstanding shares of common stock. Concurrent with the forward split we amended our authorized capital from 75,000,000 to 200,000,000.

Effective July 12, 2012, we filed the Certificate of Amendment with the State of Nevada and effective July 18, 2012 in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Green & Quality Home Life, Inc. to American Graphite Technologies Inc. and increased our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001. In addition, our issued and outstanding shares of common stock increased from 619,500 to 77,437,500 shares of common stock, par value of $0.001 on the basis of a 125:1 forward split of our issued and outstanding shares of common stock.

New management of the Company has determined to change the direction of the Company and to enter into mining exploration and development related to graphite and the acquisition and development of technologies related thereto.   The Company has two projects, a mineral exploration project whereby the Company intends to explore for graphite and a licensing agreement for the development and marketing of a technology related to the graphene industry.

Other than as set out herein, we have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business.

We do not have any subsidiaries.

Previous Business

Before we went through a change of control and business focus, we were a development stage company intending to create a portfolio of products and services (controlling heating, ventilation and air conditioning) and develop a set of solutions which would automate these domestic activities. The lack of funds and the present economy prevented that from happening.  As we were unable to raise the capital necessary to develop our business plan, we began a search for other business opportunities which may benefit our shareholders and allow us to raise capital and operate.

Current Business

Shortly after changing out business focus to exploration stage properties, we identified certain opportunities to engage in the development of technologies relate to graphite and graphene and determined to pursue that business.    We entered into negotiations on projects both graphite properties and technologies.   On July 31, 2012 the Company entered into a Letter of Intent (“LOI”) with a private US company for an option to participate in a 100% interest in all of certain property rights held by the U.S. private company. We were unable to close that acquisition.  Subsequently we identified the opportunities for entry into our business by way of an agreement with Cheap Tubes.   We intend to continue to source other opportunities related to graphite and graphene technologies and also in exploring and developing mining properties related to the industry we have chosen.

During the month of January, the Company undertook the staking of certain mining concessions in the Province of Quebec, Canada which properties are currently staked and awaiting transfer to the Company.   In order to effect the transfer either a principal of the Company or the Company must have a prospectors license.  The prospectors license was granted to our sole officer and director on February 2, 2013 and the process for transferring the mineral concession to Mr. Walchuk under a trust agreement with the Company has commenced.   The mining concessions are in an active area of graphite exploration and production.  The Company intends to undertake an exploration program on the concessions during 2013 which it intends to fund under its financing agreement, described herein.

Graphite and its Industrial Uses

Graphite is considered to be the purest form of carbon. Graphite is an excellent conductor of heat and electricity and has a high melting temperature of 3,500 degrees Celsius. It is extremely resistant to acid, chemically inert and highly refractory. The utility of graphite is dependent largely upon its type.

There are three principal types of natural graphite, each occurring in different types of ore deposits:

•           Crystalline flake graphite, or flake graphite, occurs as isolated, flat, plate-like particles with hexagonal edges, if unbroken, and when broken, the edges can be irregular or angular.

•           Amorphous graphite occurs as fine particles and is the result of thermal metamorphism of coal, the last stage of coalification, and is sometimes called meta-anthracite. Very fine flake graphite is sometimes called amorphous in the trade.

•           Lump graphite, or vein graphite, occurs in fissure veins or fractures and appears as massive platy intergrowths of fibrous or acicular crystalline aggregates, and is probably hydrothermal in origin.

All grades of graphite, especially high grade amorphous and crystalline graphite that remains suspended in oil are used as lubricants. Graphite has an extraordinarily low co-efficient of friction under most working conditions. This property is invaluable in lubricants. It diminishes friction and tends to keep the moving surface cool. Dry graphite as well as graphite mixed with grease and oil is utilized as a lubricant for heavy and light bearings. Graphite grease is used as a heavy-duty lubricant where high temperatures may tend to remove the grease.

The flake type graphite is found to possess extremely low resistivity to electrical conductance. The electrical resistivity decreases with the increase of flaky particles. The bulk density decreases progressively as the particles become flakier. Because of this property in flake graphite, it is used in the manufacture of carbon electrodes, plates and brushes required in the electrical industry and dry cell batteries. Flake graphite has been replaced to some extent by synthetic, amorphous, crystalline graphite and acetylene black in the manufacture of plates and brushes. Flake graphite containing 80 to 85% carbon is used for crucible manufacture; graphite containing a carbon content of 93% and above is preferred for the manufacture of lubricants, and graphite containing a carbon content of 40 to 70% is utilized for foundry facings. Natural graphite, refined or otherwise pure, having carbon content not less than 95% is used in the manufacture of carbon rods for dry battery cells.

Currently, artificially prepared graphite has replaced natural graphite to a great extent. Artificial graphite is prepared by heating a mixture of anthracite, high grade coal or petroleum coke, quartz and saw dust at a temperature of 3,000 degrees Celsius, out of contact with air. Graphite carbon is deposited as residue.

Graphene

Graphene is a substance made of pure carbon, with atoms arranged in a regular hexagonal pattern similar to graphite, but in a one-atom thick sheet. It is very light, with a 1 square meter sheet weighing only .77 milligrams. It is an allotrope of carbon whose structure is a single planar sheet of sp2-bonded carbon atoms that are densely packed in a honeycomb crystal lattice.

The term graphene was coined as a combination of graphite and the suffix -ene by Hanns-Peter Boehm, who described single-layer carbon foils in 1962. Graphene is most easily visualized as an atomic-scale chicken wire made of carbon atoms and their bonds. The crystalline or "flake" form of graphite consists of many graphene sheets stacked together.

The carbon-carbon bond length in graphene is about 0.142 nanometers.[4] Graphene sheets stack to form graphite with an interplanar spacing of 0.335 nm. Graphene is the basic structural element of some carbon allotropes including graphite, charcoal, carbon nanotubes and fullerenes. It can also be considered as an indefinitely large aromatic molecule, the limiting case of the family of flat polycyclic aromatic hydrocarbons.

The Nobel Prize in Physics for 2010 was awarded to Andre Geim and Konstantin Novoselov at the University of Manchester "for groundbreaking experiments regarding the two-dimensional material graphene.

Our ongoing business:

By concentrating on securing domestic graphite mining opportunities and the commercialization of graphene specific proprietary technology methods, management is seeking to bring profit opportunities and maximize shareholder value.

The agreement with Cheap Tubes for the licensing and marketing of Bucky Paper is the first step in developing our business plan.   We will fund the technology development and commence the investigation of marketing the products and services developed while seeking other complimentary projects in a like field.

The Licensing and Marketing of the Technology:

What is Bucky Paper?

Bucky Paper is a strong and lightweight substance manufactured from compressed carbon nanotubes, which are long, cylindrical carbon structures consisting of hexagonal graphite molecules attached at the edges.  A sheet of Bucky Paper looks like old-fashioned typewriter carbon paper but is much stronger than an equivalent mass of steel. When sheets of Bucky Paper are stacked and compressed, the resulting material is up to 500 times stronger than steel, at one-tenth of the weight. In this arrangement, the current-carrying capacity is remarkably high. Bucky Paper also has excellent thermal conductivity and low optical reflectivity.

Originally, Bucky Paper was fabricated as a way to handle carbon nanotubes, but it is also being studied and developed into applications and showing promise as an vehicle and body armor, Li Ion batteries, and next generation electronics and displays.  The generally accepted methods of making CNT films involves the use of surfactants which improves their dispersibility in aqueous or organic solutions. These suspensions can then be processed to yield uniform films called Bucky Papers.

Among the possible uses for Bucky Paper that are being researched:

•
Fire protection: covering material with a thin layer of Bucky Paper significantly improves its fire resistance due to the efficient reflection of heat by the dense, compact layer of carbon nanotubes or carbon fibers.

•	Li Ion batteries- as an anode or cathode in the batteries. it can enable faster charging rates and thermal stability.

•
If exposed to an electric charge, Bucky Paper could be used to illuminate computer and television screens. It could be more energy-efficient, lighter, and could allow for a more uniform level of brightness than current cathode ray tubes (CRT) and liquid crystal displays (LCD) technology.

•
Since individual carbon nanotubes are one of the most thermally conductive materials known, Bucky Paper lends itself to the development of heat sinks that would allow computers and other electronic equipment to disperse heat more efficiently than is currently possible. This, in turn, could lead to even greater advances in electronic miniaturization.

•
Films also could protect electronic circuits and devices within airplanes from electromagnetic interference, which can damage equipment and alter settings. Similarly, such films could allow military aircraft to shield their electromagnetic "signatures", which can be detected via radar.

•
Bucky Paper could act as a filter membrane to trap microparticles in air or fluid. Because the nanotubes in Bucky Paper are insoluble and can be functionalized with a variety of functional groups, they can selectively remove compounds or can act as a sensor.

•	Produced in high enough quantities and at an economically viable price, Bucky Paper composites could serve as an effective armor plating.

•	Bucky Paper can be used to grow biological tissue, such as nerve cells. Bucky Paper can be electrified or functionalized to encourage growth of specific types of cells.

•	The Poisson's ratio for carbon nanotube Bucky Paper can be controlled and has exhibited auxetic behavior, capable of use as artificial muscles.

•	It could be added as a mechanical reinforcement in composite applications

The carbon nanotube evolved from three-dimensional structures similar to the geodesic dome, which was originally conceived by the inventor R. Buckminster ("Bucky") Fuller. For this reason, nanotubes and materials made from them are often given names with "bucky-" prefixes.

Bucky Paper is one tenth the weight yet potentially 500 times stronger than steel when its sheets are stacked to form a composite. It could disperse heat like brass or steel and it could conduct electricity like copper or silicon.

Market, Customers and Distribution Methods

The market for Bucky Paper is an emerging market.

Until the manufacturing process improves and we are able to commercialize the Bucky Paper currently under development in our agreement with Cheap Tubes to the point where it is reliable and free of unwanted inconsistencies, the product will only see very limited usage. However, methods are improving at a rapid pace and more money is being funneled into research. Nevertheless, it will be a number of years before Bucky Paper fully replaces any competitive products. Bucky Paper still needs to undergo thorough testing along with studies delving into how it may potential impact the environment. Since this developing product is a completely untested product from the perspective of consumer safety, there may even be health risks. There have been concerns that Bucky Paper may be similar to asbestos and harm humans, however Bucky Paper is marketed currently although in limited quantities. Until adequate testing is performed, Bucky Paper will not be used on a large scale.

We do not yet have a product to market or customers and we have not yet determined distribution methods we will use.  Our licensed technology requires further development before we will have a product ready to market. We expect that we will be on the market in twelve to eighteen months, however, we cannot say with certainty we will meet this timeline.  We expect to initially market the products via internet sales, direct sales and trade show sales.  We will however, be competing with our licensor, Cheap Tubes Inc. who currently  markets a Bucky Paper product and markets other products related to our chosen industry  in this fashion and has substantial market experience, having been in the industry since 2005 and manufacturing and marketing a 2” Bucky Paper since 2009. However, we will receive royalties on the products sold by Cheap Tubes Inc.

Currently, Cheap Tubes makes a hybrid Bucky Paper using the surfactant free technology that will be further developed by our funding.  The current product, while highly flexible and highly conductive has resistance levels of between 3 ohms and 30 ohms.  The goal with the further development funding is to be below 1 ohm and ultimately below 0.1 ohm of resistance.  This resistance level while not required to be able to market the Bucky Paper is the perceived resistance level to develop sufficient market interest to generate sufficient revenues to recover our costs and hopefully generate profitability for the Company.

We expect that the funding that we have allocated to Cheap Tubes will be sufficient to complete the testing and finalize development of the technology resulting in a marketable product, however, we cannot say with certainty that this will be the case.   We are relying on the fact that Cheap Tubes already has completed the initial stage product development and has certain equipment that will be required for the ongoing development and our funds will be allocated to purchasing additional equipment and to materials and testing costs.      Should we be required to fund additional costs we expect to draw down on our current financing agreement to provide the funding, although we cannot say with certainty that such funding will not have been already drawn down for other projects or that the funds will be available for draw-down if and when required.

In regard to the government regulations which are required to market our products when developed, Cheap Tubes as more particularly identified under “Regulatory Approvals Reguired to Market the Products” on Page    10    and   “Government Regulations” on page 11 of this filing.

Competition

We are a new company having entered into an agreement for a developing technology and as such we have a weak competitive position in the industry. We compete with independent manufacturers and institutional and individual investors who are actively seeking to develop and market Bucky Paper as well as more traditional alternatives.

 Currently there are two main competitors, Nano Comp Tech & Buckeye Composites.  Nano Comp can make the product on a much larger scale and they are the largest industry player.   Buckeye has put out a presentation they may go to a larger scale in 2013 but it is unconfirmed and not guaranteed.  They currently sell for $75/ sq ft and the goal is $20 sq ft.  Cheap Tubes believes we can compete even at this lower price. Buckeye does a lot of hand manufacture (prepeg with polymers for example) which can be automated.  Both of these companies work more with the CNT Bucky Paper.  Our paper is mostly graphene with only a bit of CNTs for flexibility and conductivity enhancement.

We also compete with other technology development companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing companies in our field of endeavor may impact our ability to raise additional capital in order to fund our agreement or further acquisitions. If investors perceive that investments in our competitors are more attractive based on the merit of their technologies, or the advanced stage of marketing or development or the price of the investment opportunity.

We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our licensed technologies (and products) obsolete.

These companies may have numerous competitive advantages, including:

●	significantly greater name recognition;
●	established distribution networks;
●	more advanced technologies and product development;
●	additional lines of products, and the ability to offer rebates, higher discounts or incentivesto gain a competitive advantage;
●	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and
●	greater financial and human resources for product development, sales and marketing, and patent litigation.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, price, marketing and distribution.

There can be no assurance that competitors will not succeed in developing products that are more effective than our licensed Bucky Paper technology, therefore rendering our licensed products obsolete and non-competitive. Accordingly, in addition to our licensors research and development efforts, we may need to create a public relations/advertising program designed to establish “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from the research and development efforts of our licensor.

We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products that  may be derived from research and development efforts if and when regulatory approval is received.

Competition with respect to our licensed technologies is and will be based, among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Another important factor will be the timing of market introduction of any Graphene related products developed by our licensor.

Accordingly, the speed with which our licensor can develop Graphene products, complete safety approvals processes and ultimately supply commercial quantities of any products developed to the market is expected to be an important competitive factor.

Our competitive position will also depend upon our ability to attract and retain qualified personnel, for our licensor to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

Regulatory Approvals Required for the Products to be Developed and Marketed

Cheap Tubes intends to file a pre-manufacturing notice (“PMN”) with the Environmental Protection Agency (“EPA”).  As the nanostructures are confined to a paper like product and not loose particles, it is anticipated that there may be an exemption from the EPA and there will be no requirement to finalize the PMN, as has occurred with one of the competitors currently marketing a similar product.  However, Cheap Tubes intends to complete the PMN and submit and with the submission they will ask for a low release exemption to be granted (LOREX).   Under a LOREX, the manufacturer agrees with the EPA on production levels which allows for the limited marketing of the products while finalizing the PMN over the course of a couple of years, when the products should receive full approval from the EPA.  The testing regimens with the EPA will get established after the LOREX is granted so we cannot predict at this time when we may be in full production.   However, we intend to market the products immediately upon the LOREX being granted.

Intellectual Property

We do not currently have any intellectual property and we will not own any intellectual property under our agreement with Cheap Tubes.  Rather, we will have the non-exclusive marketing rights to the Cheap Tubes technology and an overriding royalty on sales from the technology once developed and marketed.

Our licensor filed a utility patent in Feb 2011 (with a federal 2010 filing date due to provisional application) for the core technology of which the paper is one application.  Our licensor also has another provisional patent pending now which is specific to the Bucky Paper.  The core patent filing number is 12/932,221 and  the provisional patent  application number is  61/666,513.

Research and Development

We did not incur any research and development expenses during the period from June 1, 2010 (inception) to our fiscal year ended June 30, 2012.

Government Regulations

We are not yet aware of any direct government regulations relating to the manufacture of Bucky Paper; however the manufacture will be subject to various federal, and state laws governing manufacturing.  However, we will not manufacture but we will only market the products produced by Cheap Tubes therefore the government regulations will relate to our marketing efforts.  We expect the manufacturer will be responsible for ensuring that the products are manufactured and supplied for distribution in compliance with all laws.  Our licensor advises that as long as they label the products for R&D use only, they do not run afoul of the USEPA, which would impact on our ability to sell product.  When the licensor seeks to move out of R&D they will need to file  a pre manufacturing notice.  This gives them two years to market and when they hit a certain volume threshold as negotiated with the EPA, they then need to negotiate a testing schedule.

Environmental Regulations

We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.  Our licensor will have to ensure that they comply with all environmental regulations and should they fail to do so, our supply of product may be at risk.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for the products or services, which could have a material adverse effect on our results of operations.

There are several concerns with nanoparticles, they are human and environmental. Nanoparticles are bad to inhale or otherwise get inside your body.  They can provoke an immune response and can also pass the blood brain barrier.  Because they are electrically conductive they could electrically short nerves.   There is evidence that CNTs can mimic asbestos exposure and mesothelioma could result.  They can also build up in arteries and contribute to athero sclerosis.

The likely hood of this type of exposure is dramatically decreased when they are incorporated into a product such as Bucky Paper.   The environmental concern is to keep them out of the air and ground water.  This can be further mitigated by using a polymer in the formulae which our licensor may determine to do.

Information Related to our Mining Concessions:

Measurement & Currency
Conversion of metric units into imperial equivalents is as follows:

Metric Units	Multiply by	Imperial Units
hectares	2.471	= acres
meters	3.281	= feet
kilometers	0.621	= miles (5,280 feet)
grams	0.032	= ounces (troy)
tonnes	1.102	= tons (short) (2,000 lbs)
grams/tonne	0.029	= ounces (troy)/ton

Cautionary Note to United States Investors

We caution U.S. investors that the Company may have materials in the public domain that may use terms that are recognized and permitted under Canadian regulations, however the U.S. Securities and Exchange Commission (“S.E.C.”) may not recognize such terms.  We have detailed below the differences in the SEC regulations as compared to the Canadian Regulations under National Instrument NI 43-101.

S.E.C. Industry Code	National Instrument 43-101 (“NI 43-101”)
Reserve:  That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  The United States Securities and Exchange Commission requires a final or full Feasibility Study to be completed in order to support either Proven or Probably Reserves and does not recognize other classifications of mineralized deposits.  Note that for industrial mineral properties, in addition to the Feasibility Study, “sales” contracts or actual sales may be required in order to prove the project’s commerciality and reserve status.

Mineral Reserve:  The economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility study.  This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Proven Reserves:  Reserves for which a quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, grade and/or quality are computed from the results of detailed sampling; the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, share, depth and mineral content of reserves are well established.

Proven Mineral Reserve:  The economically mineable part of a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility study.  This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Probable Reserves:  Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Probable Mineral Reserve:  The economically mineable part of an indicated, and in some circumstances, a Measured Mineral Resource, demonstrated by at least a Preliminary Feasibility Study.  This study must include adequate information on mining, processing, metallurgical, and economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Index of Geologic Terms

TERM	DEFINITION
Amphibolite	is a non-foliated metamorphic rock that forms through recrystallization under conditions of high viscosity and directed pressure.
Anorthosite
is a type of intrusive igneous rock composed predominantly of calcium-rich plagioclasefeldspar. All anorthosites found on Earth consist of coarse crystals. Most anorthosites formed during Precambrian times.

Archean age	was a period of time 2,500-3,800 million years ago. The oldest rocks formed on earth were produced during the archean age.
Biotite	is a sheet silicate. Iron, magnesium, aluminium, silicon, oxygen, and hydrogen form sheets that are weakly bound together by potassium ions.
Breccia	a sedimentary rock consisting of sharp fragments embedded in clay or sand.
Gabbronorite	is a coarse-grained, av.between 2-16mm normal crystalline intrusive rock
Gneiss	is a common and widely distributed type of rock formed by high-grade regional metamorphic processes from pre-existing formations that were originally either igneous or sedimentary rocks.
Grenville Province
Makes up the youngest portion of the Canadian Shield.  Its name is derived from the village of Grenville in Quebec and is considered as a typical study area for base metals and related tectonics. It forms the southeastern margin of the Superior Province, and is divided into three distinct belts based on structure, lithology, and metamorphism. The Grenville Province is known for its graphite, iron and ilmenite mines, its industrial mineral potential, and less so for it’s

Horneblende
is a complex series of minerals. It is not a recognized mineral in its own right, but the name is used as a general or field term, to refer to a dark amphibole.
Hornblende is a mixture of three molecules; a calcium-iron-magnesium silicate, an aluminium-iron-magnesium silicate, and an iron-magnesium silicate.

Igneous rock	Is any of various crystalline or glassy rocks formed by the cooling and solidification of molten earth material
Isoclinal fold
a fold in sedimentary rocks where the axial surface and limbs slope in the same direction and at approximately the same angle. Isoclinal folds are formed under conditions of intensive lateral compression or with slipping brought about by the force of gravity.
[Missing Graphic Reference]

Metamorphic rocks
Metamorphic rocks make up a large part of the Earth's crust and are classified by texture and by chemical and mineral assemblage (metamorphic facies). They may be formed simply by being deep beneath the Earth's surface, subjected to high temperatures and the great pressure of the rock layers above it. They can form from tectonic processes such as continental collisions, which cause horizontal pressure, friction and distortion. They are also formed when rock is heated up by the intrusion of hot molten rock called magma from the Earth's interior

Paragneiss
a metamorphic rock formed in the earth’s crust from sedimentary rocks (sandstones and argillaceous schists) that recrystallized in the deep zones of the earth’s crust in an amphibolite facies of metamorphism.

Proterozoic age	relating to the later of the two divisions of Precambrian time, from approximately 2.5 billion to 570 million years ago,
Plagioclase	is a major constituent mineral in the Earth's crust, and is consequently an important diagnostic tool in petrology for identifying the composition, origin and evolution of igneous rocks.
Quartz	is the second most abundant mineral in the Earth's continental crust.
Quartzite	is a hard, non-foliated metamorphic rock which was originally sandstone.

Our Properties:

We have staked a total of 100 mineral claims covering approximately 5,400 hectares (13,343 acres in the Province of Quebec, Canada in January, 2013, known as the Lac Nicolas Property (the “Property”) .   We intend to commence exploration on these mineral claims during the calendar year 2013.   We intend to explore for graphite. The property is part of the Government of Quebec’s proposed “Plan Nord” which is one of the biggest economic, social and environmental development initiatives with the intention to spend $80 billion during the next 25 years in this region and will create or consolidate 20,000 jobs per year. The government is thinking about giving tax credits for investment in the mining projects.

75°0'W
72°30'W
70°0'W
67°30'W
65°0'W
62°30'W
55°0'N
52°30'N
50°0'N
47°30'N
Lac Bienville
Réservoir de Caniapiscau
Schefferville
Réservoir Laforge 1
Smallwood Réservoir
Churchill Falls
Quebec
Labrador City
Wabush
Fermont
Lac Nicolas Graphite Property
Réservoir Manicouagan
Lac Mistassini
Mistissini
Chibougamau
Chapais
Sept-Îles
Havre-Saint-Pierre
Port-Cartier
Réservoir Pipmuacan
Baie-Comeau
Dolbeau-Mistassini
Forestville
Sainte-Anne-des-Monts
Gaspé
Réservoir Gouin
Lac Saint-Jean
Rimouski
Matane
Percé
Saguenay
New Richmond
Parent
Dalhousie
Rivière-du-Loup
Campbellton
Caraquet
La Tuque
Cabano
La Malbaie
Tracadie-Sheila
USA
La Pocatière
Grand Falls
Miramichi
Lac Nicolas Property
Quebec
USA
LEGEND
Major City
Main Road
Road [Limited Access]
Trail
Stream/River
Wetland
Lake
MAP DATE: 2013-01-22
PROPERTY LOCATION MAP
LAC NICOLAS GRAPHITE PROJECT
QUEBEC
Scale 1:5,000,000
CANADA

We do not yet have an exploration plan or program proposed as we have just acquired the Property.

Location and Access

The Property is located approximately 300 kilometres north of the town of Baie-Cameau in Quebec, on NTS map 22N03 with coordinates -69⁰ 19’ 30”W; 51⁰ 07’ 45 N (UTM: 477259 E; 5664239 N, NAD 1983, Zone 19) in the center of the Property. It can be accessed by highway 389 and a network of gravel roads which are part of Hydro Quebec’s Manicougan dam reservoir.

470,000
475,000
480,000
485,000
5,670,000
5,665,000
5,660,000
5,655,000
Lac Nicolas Property
Quebec
Québec
USA
70°W
60°W
80°W
LEGEND
Major City
Main Road
Road [Limited Access]
Trail
Stream/River
Wetland
Lake
Lac Nicolas Claim Outline
Lac Nicolas Claims
MAP DATE: 2013-01-22
PROPERTY CLAIM MAP
LAC NICOLAS GRAPHITE PROJECT
QUEBEC
Scale 1:100,000
Universal Transverse Mercator Projection
North American Datum 1983
CANADA

Lac Nicolas Graphite Property
Lac Nicolas Property
Quebec
USA
LEGEND
Major City
Main Road
Road [Limited Access]
Trail
Stream/River
Wetland
Lake
Adjacent Properties
Lac Nicolas Claim Outline
Lac Nicolas Claims
9248-7792 Quebec Inc.
Focus Graphite Inc.
Global Graphite Inc.
Mason Graphite Corp.
Other Mineral Titles
MAP DATE: 2013-01-22
PROPERTY CLAIM MAP
LAC NICOLAS GRAPHITE PROJECT
QUEBEC
Scale 1:250,000
CANADA
460,000
470,000
480,000
490,000
500,000
5,680,000
5,670,000
5,660,000
5,650,000
5,640,000

History

The earliest exploration work in the area was carried out in the late 1950’s to the early 1960’s and was mainly focused on following up magnetic anomalies in the iron formation to find iron deposits. In 2002, a graphite showing was discovered on a logging road which led to the development of Lac Gueret graphite deposit by Quebec Cartier Mining Company and is presently owned by Mason Graphite Corp.

Geology and Structure

The southern part of the property is underlain by paragneiss, quartzite and amphibolite geological rock units of Granville Province of Proterozoic age. The central and northern area is underlain by Archean age basement rocks mainly grey gneiss with quartz, plagioclase, biotite and/or hornblende, mafic gneiss with hornblende and / or biotite. Anorthosite and gabbronorite geological rock units are exposed to the south outside the property area.

Pre- Granville deformation has been overprinted by the Granville orogeny in which four periods of deformation are mapped in the area. These are alternate phases of folding and foliation affecting shallow bedrocks approximately to a depth 250 metres. Generally the graphite mineralization is associated with tight, steep isoclinal folds where high grade zones are located in brecciated zones.

470,000
475,000
480,000
485,000
5,670,000
5,665,000
5,660,000
5,655,000
Lac Nicolas Property
Quebec
USA
LEGEND
Major City
Main Road
Road [Limited Access]
Trail
Stream/River
Wetland
Lake
Lac Nicolas Claim Outline
Geology Map:
Gology Map of Lac Tetepisca, 50K
CG-22N03-2011-1, SIGEOM, 2011
QUEBEC
Lac Tétépisca
MAP DATE: 2013-01-22
PROPERTY GEOLOGY MAP
LAC NICOLAS GRAPHITE PROJECT
QUEBEC
Scale 1:100,000
CANADA

Lac Nicolas Graphite Property
Lac Nicolas Property
Quebec
USA
LEGEND
Major City
Main Road
Road [Limited Access]
Trail
Stream/River
Wetland
Lake
Adjacent Properties
Lac Nicolas Claim Outline
Lac Nicolas Claims
9248-7792 Quebec Inc.
Focus Graphite Inc.
Global Graphite Inc.
Mason Graphite Corp.
Other Mineral Titles
MAP DATE: 2013-01-22
PROPERTY GEOLOGY MAP
LAC NICOLAS GRAPHITE PROJECT
QUEBEC
Scale 1:150,000
CANADA
Base Map: Geology Map of Lac Tetepisca, 2011

Market, Customers and Distribution Methods

Although there can be no assurance, large and well capitalized markets are readily available for all metals and precious metals throughout the world. A very sophisticated futures market for the pricing and delivery of future production also exists. The price for metals is affected by a number of global factors, including economic strength and resultant demand for metals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject metals.

The mining industry is highly speculative and of a very high risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of metal, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The mineral exploration industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.
We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.In the face of competition, we may not be successful in acquiring, exploring or developing profitable mineral properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the mineral exploration industry by:

●	keeping our costs low;

●	relying on the strength of our management’s contacts; and

●	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Baie-Cameau Township, Quebec in Canada, including those which govern prospecting, mineral exploration, drilling, mining, production, mineral extraction, transportation of minerals, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and several other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations promulgated by Quebec and the Canadian Federal Government. Currently, there are no costs associated with our compliance with such regulations and laws. There is presently no need for any government approval of our business or our anticipated mineral products.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known as we do not know the size, quality of any resource or reserve at this time. It is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Environmental Regulations

Our exploration activities are also subject to various federal and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment and in material compliance with applicable environmental laws and regulations. Changes to current local or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating costs. Although we are unable to predict what additional legislation and the associated costs of such legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this Registration Statement we will begin filing Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements.  We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Employees

As of December 24, 2012 we did not have any employees.  Rick Walchuk, our sole director and officer spends about 20 hours per week on our operations on a consulting basis.

Risk Factors

Any investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase our common stock.  Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur.  Our shares of common stock are not currently listed on any national securities exchange. Our shares are quoted on the OTCBB, which is a quotation system.   Some of these factors have affected our financial condition and operating results in the past or are currently affecting us.  This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

Risks Related to our Business

The success of our business depends upon the continuing contributions of our Chief Executive Officer and other key personnel and our ability to attract other employees to expand our business.

We will rely heavily on the services of Rick Walchuk our Chief Executive Officer, as well as other senior management personnel that we intend to hire. Loss of the services of any of such individuals would adversely impact our operations. In addition, we believe that our technical personnel will represent a significant asset and provide us with a competitive advantage over many of our competitors. We believe that our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. For example, we presently do not have any directors or officers, other than Rick Walchuk, who have experience with preparing disclosure mandated by U.S. securities laws and we will be required to engage such persons, and independent directors, in order to satisfy the initial listing standards of the major exchanges on which we may seek to list our common stock. In addition, if we fail to engage qualified personnel, we may be unable to meet our responsibilities as a public reporting company under the rules and regulations of the Securities and Exchange Commission.

If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow our business effectively.

Our performance is largely dependent on the talents and efforts of highly-skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly-skilled personnel for all areas of our organization, as well as to identify, contract with, motivate and retain contract personnel on an outsourced basis for special projects. Our continued ability to compete effectively depends on our ability to attract new employees. As we become a more mature company, we may find our recruiting efforts more challenging.  If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may struggle to grow our business.

The products we intend to market may not be accepted by the market.

Our success depends on the acceptance of the products we will market in the marketplace.  Market acceptance will depend upon several factors, including (i) the desire of consumers and corporations for the ability to use the products.  A number of factors may inhibit acceptance of the products, including (i) the existence of competing products, (ii) our inability to convince consumers that they need to pay for the products and services we offer, (iii) our inability to convince corporations that they need to pay for the products and services we offer or (iv) failure of individuals and corporations to use the products.  If the products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and result in a lower stock price.

There is significant competition in our market, which could make it difficult to attract customers, cause us to reduce prices and result in reduced gross margins or loss of market share.

The market for the products and services is highly competitive, dynamic and subject to frequent technological changes. We expect the intensity of competition and the pace of change to either remain the same or increase in the future. A number of companies may offer products that provide the same or greater functionality than the licensed products. We may not be able to maintain our competitive position against current or potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources. Competitors with greater resources may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distributors, resellers or other strategic partners. We expect additional competition from other established and emerging companies as the market for the licensed products continues to develop. Further, we will face competition from the licensor of the products we will market.

We may not be able to compete successfully against current and future competitors.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate this market and be able to compete at a profit. In addition to established competitors, other companies can easily enter our market and compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition or our failure to compete effectively, could seriously damage our business and chances for success.

We plan to grow very rapidly, which will place strains on management and other resources.

We plan to grow rapidly and significantly expand our operations. This growth will place a significant strain on management systems and resources. We will not be able to implement our business strategy in a rapidly evolving market without an effective planning and management process, and, to date, we have not implemented sophisticated managerial, operational and financial systems and controls. We may be required to manage multiple relationships with various strategic partners, technology licensors, users, advertisers and other third parties. These requirements will be strained in the event of rapid growth or in the number of third party relationships, and our systems, procedures or controls may not be adequate to support our operations and management may be unable to manage growth effectively. To manage our expected growth, we will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage our intended growing employee base. We will be required to expand our finance, administrative and operations staff. We may be unable to complete in a timely manner the improvements to our systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

Our commercial success will depend in part on the ability of the licensor of the technology to maintain protection of their intellectual property.

Our success will depend in part on the ability of the licensor of the technology to maintain or obtain and enforce patent and other intellectual property protection for the technologies and to preserve trade secrets, and to operate without infringing upon the proprietary rights of third parties. We cannot be certain that the creators of the technology were the first inventors of inventions covered by their patent and patent application or that they were the first to file. Accordingly, there can be no assurance that the patent and patent application are valid or will afford us with protection against competitors with similar technology. The failure to obtain or maintain patent or other intellectual property protection on the technologies underlying our licensed biodiesel manufacturing processes may have a material adverse effect on our competitive position and business prospects. It is also possible that the technologies may infringe on patents or other intellectual property rights owned by others. If we are found liable for infringement, we may be liable for significant money damages and may encounter significant delays in bringing products and services to market.

If we do not continually introduce new products or enhance our current  licensed products, they may become obsolete and we may not be able to compete with other companies.

Technology is rapidly evolving. Our ability to compete depends on our ability to develop or license new technologies and products as well as our ability market our current licensed products and  our services. We may not be able to keep pace with technological advances and products may become obsolete. In addition, our competitors may develop related or similar products and bring them to market before we do, or do so more successfully, or develop technologies and products more effective than any that we have developed or are developing. If that happens, our business, prospects, results of operations and financial condition may be materially adversely affected.

We have no history of marketing technology which makes it difficult to evaluate our business.

We have just finalized our licensing agreements and are setting in place operations.   We have no history of operations in our industry. Our limited operating history makes it difficult for prospective investors to evaluate our business. Therefore, our operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the early stages of any new business, as well as those risks that are specific to the biomass and energy industry. Investors should evaluate us in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services, and technologies. Despite best efforts, we may never overcome these obstacles.

Our business is dependent upon the implementation of our business plan, as well as our ability to enter into agreements with third parties for the provision of our licensed technology. There can be no assurance that our efforts will be successful or result in continued revenue or profit.

If we do not succeed in our expansion strategy, we may not achieve the results we project.

Our business strategy is designed to develop and market our licensed products and services. Our ability to implement our plans will depend primarily on the ability to attract customers and the availability of qualified and cost effective sales personnel. There are no firm agreements for employment of additional marketing personnel, and we can give you no assurance that any of our expansion plans will be successful or that we will be able to establish additional favorable relationships for the marketing and sales of our licensed products and or our services. We also cannot be certain when, if ever, we will be able to hire the appropriate marketing personnel and establish additional merchandising relationships.

Economic conditions could materially adversely affect our business.

Our operations and performance depend to some degree on economic conditions and their impact on levels of consumer spending, which have recently deteriorated significantly in many countries and regions, including the regions in which we operate, and may remain depressed for the foreseeable future. For example, some of the factors that could influence the levels of consumer spending include continuing increases in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

Mineral exploration is highly speculative in nature and there can be no certainty of our successful development of profitable commercial mining operations.

 The exploration and development of mineral properties involve significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few explored properties develop into producing mines. Substantial expenses may be incurred to locate and establish mineral reserves, develop metallurgical processes, and construct mining and processing facilities at a particular site. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; metals prices which are highly cyclical; drilling and other related costs that appear to be rising; and government regulations, including those related to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.
 There is no certainty that the expenditures made by us towards the exploration and evaluation of mineral deposits will result in discoveries of commercial quantities of ore.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size, which would cost a significant amount of funds and resources to rectify. This could force us to cease our operations.

 Our operations are subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure and cratering. The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

Damage to the environment could also result from our operations. If our business is involved in one or more of these hazards, we may be subject to claims of a significant size that could force us to cease our operations.

 Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies. Failure to comply with these rules and regulations can result in substantial penalties. Our cost of doing business may be affected by the regulatory burden on the mineral industry. Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.  Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations. We cannot be sure that our proposed business operations will not violate environmental laws in the future.  Our operations and properties are subject to extensive laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to health and safety. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences; (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities;

(iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas; (iv) require remedial measures to mitigate pollution from former operations; and (v) impose substantial liabilities for pollution resulting from our proposed operations.  The exploration of mineral reserves are subject to all of the usual hazards and risks associated with mineral exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages. Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program. Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future. There are also risks against that we cannot, or may not elect to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

Mining operations generally involve a high degree of risk.

Mining operations are subject to all the hazards and risks normally encountered in the exploration, development and production of base or precious metals, including unusual and unexpected geological formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Mining operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailing disposal areas, which may result in environmental pollution and consequent liability.

If any of these risks and hazards adversely affect our mining operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of one or more mines or a property; (iii) cause delays or a stoppage in the exploration of minerals; (iv) result in damage to or destruction of mineral properties or processing facilities; and (v) result in personal injury, death or legal liability. Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in developing mineral reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We will be competing with many exploration companies that have significantly greater personnel, financial, managerial and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

We may not have access to all of the supplies and materials we need to begin exploration, which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials prior to undertaking exploration programs. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials.

We are an exploration stage company, and there is no assurance that a commercially viable deposit or “reserve” exists in the property in which we have claim.

We are an exploration stage company and cannot assure you that a commercially viable deposit, or “reserve,” exists on our mineral properties. Therefore, determination of the existence of a reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors. If we fail to find commercially viable deposits, our financial condition and results of operations will be materially adversely affected.

RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting.  The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the eXtensible Business Reporting Language, or XBRL. We currently have to comply with these rules. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We have not generated any revenues nor have we realized a profit from our -operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.   Any profitability in the future from our business will be dependent upon our ability to market the products developed under our licensing agreement and to source other acquisitions in the industry we have chosen either additional technologies or exploration projects. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We may, in the future, issue additional common shares that would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the common shares held by our investors, and might have an adverse effect on any trading market for our common shares.

The Market for Penny Stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and, (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our common shares are subject to the “Penny Stock” Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Our common shares are currently regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide a customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. To the extent these requirements may be applicable; they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Our common stock may experience extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Our common stock may be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): (i) the trading volume of our shares; (ii) the number of securities analysts, market-makers and brokers following our common stock; (iii) changes in, or failure to achieve, financial estimates by securities analysts; (iv) actual or anticipated variations in quarterly operating results; (v) conditions or trends in our business industries; (vi) announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; (vii) additions or departures of key personnel; (viii) sales of our common stock; and (ix) general stock market price and volume fluctuations of publicly-trading and particularly, microcap companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such shareholder litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC-BB and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

We have not and do not intend to pay any cash dividends on our common shares and, consequently, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We have not, and do not, anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

 Description of Property

Our executive staff offices remotely from corporate offices in Las Vegas, Nevada, which are our principal offices.  These offices provide mail, and the use of office facilities as required.  The fees for these offices are approximately $50 per month.  Our sole director and officer, Rick Walchuk provides office space where he works in his country of residence, Greece, free of charge to the Company.  Our office is located at 3651 Lindell Road, Ste. D#422, Las Vegas, Nevada. Our telephone number is (702) 473-8227.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements of American Graphite Technologies Inc., including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Results of Operations for the Years Ended June 30, 2012 and 2011, and for the period from Inception until June 30, 2012

We have recently changed our business plan with the change in control of the Company. We do not have any revenues and have not had any revenue since inception on June 1, 2010.

We have a net loss of ($46,052) for the fiscal year ended June 30, 2012 as compared to a net loss of ($14,970) for the fiscal year ended June 30, 2011. From inception we have had a net loss of ($66,460). This loss for fiscal 2012 is mainly comprised of the amount of $31,863 in professional fees related to our change of control, restructuring of the Company. Due to increased operations we had an increase in professional fees from $12,454 (2011) to $31,863 (2012) and a consulting contract with our sole director for $2,500 per month resulting in an expense of $5,000 in management fees (2012) as compared to no expense for management fees (2011) and we had an increase in general and administrative fees from $2,516 (2011) to $9,079 (2012).

Results of Operations for the Quarter ended September 30, 2012 and 2011

We have recently changed our business plan with the change in control of the Company. We do not have any revenues and have not had any revenue since inception on June 1, 2010.

We have a net loss of ($138,458) for the three months ended September 30, 2012 as compared to a net loss of ($5,290) for three months ended September 30, 2011. The majority of the loss for the three months ended September 30, 2012 comes from the recognition of a stock-based expense of $31,200 during the period as compare to no stock based expense for the comparable period ended September 30, 2011. As well, office and general increased from $1,040 (2011) to $17,920 (2012), management fees increased from $nil (2011) to $7,500 (2012) and professional fees increased from $4,250 (2011) to $81,072 (2012) as the Company increased activities relating to the change in business and effecting its business plan. From inception we have had a net loss of ($204,918).

Basic and diluted losses per share for the respective three month periods ended September 30, 2012 and September 30, 2011 was ($0.00).

Liquidity and Capital Resources

We are a development stage company intending to be engaged in the exploration of mineral properties and the development of related technologies. To date, we have not generated any revenues.

Cash on hand at September 30, 2012 was $427,394 as compared to $30,042 as of June 30, 2012. Our total liabilities at September 30, 2012 were $52,910 as compared to $45,739 as at June 30, 2012. Our total assets were $588,368 as at September 30, 2012 as compared to $32,455 as at June 30, 2012. This significant change in assets was as a result of an equity funding in the amount of $500,000 under a financing agreement whereby the Company made raise up to $2,500,000 and a prepaid non-cash asset related to the valuation of options grants under certain consulting agreements in the amount of $160,974.

We currently have one project related to our business.  We do not yet have any properties. We will require a minimum of $250,000  to finance our current project over the next 18 months which we have currently reserved as required under Section 17.5 of our agreement with Cheap Tubes.    Should we fail to maintain the reserved funds sufficient to fund the entire $250,000 and utilize those funds for other projects that may require funds prior to Cheap Tubes draw down requirements, we may be in breach of our agreement with Cheap Tubes and may risk litigation.  However, as Cheap Tubes is required to meet the milestones under their agreement, there can be no assurance they will do so and therefore we may also not be required to fund the amounts currently reserved pursuant to the agreement.

We anticipate that we will require a minimum of $900,000 to fund operations for the next twelve months, which should allow for the acquisition of a mineral property  and exploration thereon and for the Company to seek acquisitions of technologies and fund development of those technologies related to our planned business.

The Company has been successful in raising $500,000 for operations which funds were raised by way of the issuance of 781,250 shares of our common stock at a price of $0.64 per share, pursuant to the closing of a private placement. The private placement is an advance pursuant to a financing agreement that we entered into on August 29, 2012 whereby the investor will make available up to $2,500,000 by way of advances until August 29, 2013 in accordance with the terms of the agreement.  Therefore we have $2,000,000 available for operations should they be required.

While we believe we have sufficient funding to meet our next twelve month obligations, our ability to meet our financial liabilities and commitments is primarily dependent upon the drawdowns pursuant to the above mentioned financing agreement, continued issuance of equity to new stockholders, the ability to borrow funds, and ultimately upon our ability to achieve and maintain profitable operations. There can be no assurance that funds will be available when draw down requests are made or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholder. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

We estimate that our expenses over the next 12 months (beginning December 1, 2012) will be approximately $900,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	50,000
Technology Expenditures	12 months	130,000
Management and operating costs	12 months	100,000
Salaries and consulting fees	12 months	60,000
Fixed asset purchases	12 months	10,000
General and administrative expenses	12 months	50,000
Allowance for Acquisitions and exploration expenditures	12 months	500,000
Total		900,000

We intend to meet our cash requirements for the next 12 by way of private placement draw downs under our financing agreement.  There is no assurance that the funds under that agreement will be available when required or that we will be successful in completing any other private placement or debt financings if required to do so.  However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.  While we currently have sufficient funds to fund our operations, including our initial technology funding, we may not raise sufficient funds to fully carry out our business plan.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 2 of the notes to our financial statements for the years ended June 30, 2012 and 2011.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of December 24, 2012, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of December 18, 2012, there were 78,281,750 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Rick Walchuk (2) Kolokotroni 2A, Paleo Faliro 17563, Athens, Greece	30,000,000	38.35%
	All Officers and Directors as a Group	30,000,0000	38.35%

(1)	Based on 78,281,750 issued and outstanding shares of our common stock as of December 24, 2012

(2)	Rick Walchuk is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director.

Changes in Control

As of December 24, 2012 there are no existing arrangements that may result in a change in control of our Company.

Directors and Executive Officers
Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at one, and we currently have one director.

Our current director and officer is:

Name	Age	Position
Rick Walchuk	56	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer, and Director.

Our Director will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Rick Walchuk, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer and Director

Mr. Rick Walchuk, attended the University of Saskatchewan, College of Commerce, Saskatoon Campus. From 1980 until March 2004 Mr. Walchuk was employed as a financial advisor in Alberta, Canada. In April 2004 Mr. Walchuk was appointed as the CEO of a start-up biotech company in Athens, Greece, a position he held until July 2004. Mr. Walchuk then served as a consultant to various public companies until December 2006, when he joined Bruca Trading Ltd., a private consulting company in Athens, Greece. Since March 14, 2007, Mr. Walchuk has acted as the director, President and CEO of Viosolar Inc., a company engaged in the construction, management and operation of solar parks in Greece and throughout other South and South Eastern European Union countries. Mr. Walchuk was chosen to be our directors due to his extensive background in venture capital, investor relations and corporate governance.

There have been no transactions between the Company and Mr. Walchuk since the Company’s last fiscal year which would be required to be reported herein. Mr. Walchuk also acts as a director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director of New America Energy Corp. and Viosolar Inc., a company for which Mr. Walchuk acts as director, President and CEO both of which have a class of securities registered under Section 12 of the Exchange Act.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors has no independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We do not currently have an audit committee.

Code of Ethics

We have not yet adopted a corporate code of ethics. When we do adopt a code of ethics, we will announce it via the filing of a current report on form 8-K.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE
Name	Fiscal Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rick Walchuk(1)	2012	5,000	-0-	-0-	-0-	-0-	-0-	-0-	5,000
Fabio Narite	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Fabio Narite	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
(1) Mr. Walchuk has been our Principal Executive and Principal Financial Officer since May 23, 2012
(2) Mr. Narita was our Principal Executive and Principal Financial Officer until May 23, 2012.
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Option Grants

On July 30, 2012, the Company entered into two 12-month Consulting Services and Finder’s Fee Agreements (the “Consulting Agreements”) with third parties. The Consulting Agreements require the consultants to provide to the Company, customized problem and opportunity research, new business or services development, strategy development and refinements, acquisition assistance, marketing and investor relation services and the Company was required to grant to each of the consultants a total of 150,000 stock options vesting immediately and exercisable at $0.25 per share. The Company has therefore granted 300,000 stock options which have vested.

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

On May 1, 2012, the Company entered a consulting agreement with Rick Walchuk, the Company’s sole officer and director for management services. The consulting agreement became effective as of May 1, 2012 and shall continue to May 1, 2015. Under the consulting agreement, the Company shall pay $2,500 a month for the first six months, $5,000 a month for the next six months and $7,500 for the balance of the agreement payable on the 1st of each month.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

From inception till the fiscal year ended June 30, 2012, the Company received $35,986 as a loan from Fabio Narita, former President & CEO of the Company. The loan was unsecured, payable on demand bearing no interest. As of May 23, 2012, the loan in the amount of $35,986 was forgiven.

On May 23, 2012, Rick Walchuk, the sole director and officer of American Graphite Technologies Inc, acquired a total 1,500,000,000 shares of the Company’s common stock from Fabio Alexandre Narita, the Company’s former director and officer, in a private transaction for an aggregate total of $350,000.  On June 11, 2012, effective June 20, 2012, Mr. Walchuk  transferred  by way of gifting a total of 15,000,000 shares of stock to four unrelated stockholders and returned to the treasury for cancellation a total of 1,455,000,000 shares of common stock, leaving Mr. Walchuk holding a total of 30,000,000 shares of common stock.

As part of the sale of his shares Mr. Narita agreed to extinguish all debts owed to him by the Company.

On May 1, 2012, the Company entered a consulting agreement with Rick Walchuk with his services as the Company’s president and chief executive officer in regards to the Company’s management and operations. The consulting agreement became effective as of May 1, 2012 and shall continue to May 1, 2015. Under the consulting agreement, the Company shall pay $2,500 a month for the first six months, $5,000 a month for the next six months and $7,500 for the balance of the agreement payable on the 1st of each month. There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

As of the date of this Report, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

1.
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.	the Director is the beneficial owner of less than five (5%) per cent of the outstanding equity interests of an entity that does business with the Company;
3.
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of one million ($1,000,000) dollars or two (2%) per cent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three (3) fiscal years;

4.
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three (3%) per cent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject.  We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company's common stock is currently quoted on the Over-the-Counter Bulletin Board (OTC/BB) under the trading symbol “AGIN”, and has been quoted since July 18, 2012, therefore we have no information on high and low closing bid prices to report for the fiscal years ended June 30, 2012, and June 30, 2011. We provide below the information for the quarter ended September 30, 2012.

Quarter	High ($)	Low ($)
Quarter ended 09/30/2012	0.85	0.80

The above information was provided by OTC Markets. The quotations provided may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

As of the date of this report there were 17 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

On July 30, 2012, the Company entered into two 12-month Consulting Services and Finder’s Fee Agreements (the “Consulting Agreements”) with third parties. The Consulting Agreements require the consultants to provide to the Company, customized problem and opportunity research, new business or services development, strategy development and refinements, acquisition assistance, marketing and investor relation services and the Company is required to grant to each of the consultants a total of 150,000 stock options vesting immediately and exercisable at $0.25 per share. The Company has therefore granted 300,000 stock options which have vested.

As of the date of this report we does not have any equity compensation plans and has issued the stock options only pursuant to the consulting agreement.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

All of the share numbers are reported as post-split shares pursuant to the 125:1 forward split undertaken by the Company on July 18, 2012.

•	On June 21, 2010, a former director of the Company purchased 1,500,000,000 shares of the common stock in the Company at $0.001 per share for $12,000.

•	On August 26, 2011, the Company issued 32,437,500 shares of common stock for $5,190.

•	On June 11, 2012, a director of the Company returned a total of 1,455,000,000 shares for cancellation.

•	On September 5, 2012, we issued 781,250 shares of our common stock at a price of $0.64 per share, pursuant to the closing of a private placement, for gross proceeds of $500,000.

 Since our inception we have made no purchases of our equity securities.

Description of Securities

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value.

Common Stock

As of the date of this report we had 78,281,750 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends.  From our inception to February 3, 2011 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Financial Statements and Supplementary Data

AMERICAN GRAPHITE TECHNOLOGIES INC.
 (AN EXPLORATION STAGE COMPANY)
For the period ended September 30, 2012

AMERICAN GRAPHITE TECHNOLOGIES INC.
(AN EXPLORATION STAGE COMPANY)
Years Ended June 30, 2012 and June 30, 2011

AMERICAN GRAPHITE TECHNOLOGIES INC. (Formerly Green & Quality Home Life, Inc.) (An Exploration Stage Company) BALANCE SHEETS (Unaudited)

	September 30, 2012	June 30, 2012
Assets
CURRENT ASSETS
Cash	$427,394	$30,042
Prepaid expense	160,974	2,413
TOTAL CURRENT ASSETS	588,368	32,455
TOTAL ASSETS	$588,368	$32,455
Liabilities
LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)
Accounts payable and accrued liabilities	$52,910	$2,934
Accounts payable – related party	-	2,695
Accrued interest	-	110
Note payable	-	40,000
TOTAL CURRENT LIABILITIES	52,910	45,739
TOTAL LIABILITIES	52,910	45,739

STOCKHOLDERS’ EQUITY(DEFICIT)
Capital stock Authorized - 200,000,000 shares of common stock, $0.001 par value Issued and outstanding 78,218,750 and 77,437,500 shares of common stock, respectively	78,219	77,438
Additional paid in capital	695,157	8,738
Accumulated deficit during the exploration stage	(237,918)	(99,460)
TOTAL STOCKHOLDERS’ EQUITY(DEFICIT)	535,458	(13,284)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)	$588,368	$32,455

The accompanying notes are an integral part of these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC. (Formerly Green & Quality Home Life, Inc.) (An Exploration Stage Company) STATEMENTS OF OPERATIONS (Unaudited)
			Cumulative results from Inception
			(June 1, 2010)
	Three months ended September 30,		Through
	2012	2011	September 30, 2012

REVENUE	$-	$-	$-

OPERATING EXPENSES
Office and general	17,920	1,040	30,953
Stock based compensation	31,200	-	31,200
Management fee	7,500	-	12,500
Professional fees	81,072	4,250	129,389
OPERATING LOSS	(137,692)	(5,290)	(204,042)

OTHER EXPENSE
Interest Expense	(766)	-	(876)

NET LOSS	$(138,458)	(5,290)	$(204,918)

NET LOSS PER COMMON SHARE - BASIC	$(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	78,218,750	45,702,813

The accompanying notes are an integral part of these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC. (Formerly Green & Quality Home Life, Inc.) (An Exploration Stage Company) STATEMENTS OF CASH FLOWS (Unaudited)

			Date of Inception
			(June 1, 2010)
	Three months ended September 30,		Through
	2012	2011	September 30, 2012
OPERATING ACTIVITIES
Net loss	$(138,458)	$(5,290)	$(204,918)
Adjustments to reconcile net loss to net cash used by
Stock-based compensation	31,200	-	31,200
Changes in operating assets and liabilities:
Interest	(110)	-	-
Increase in accounts payable and accrued	49,976	1,500	52,910
Decrease in accounts payable – related party	(2,695)	-	-
Increase in prepaid expenses	(2,561)	-	(4,974)
NET CASH USED IN OPERATING ACTIVITIES	(62,648)	(3,790)	(125,782)

FINANCING ACTIVITIES
Proceeds from sale of common stock	500,000	5,190	517,190
Proceeds from note payable	-	-	40,000
Repayment of note payable	(40,000)	-	(40,000)
Due to related party	-	-	35,986
NET CASH PROVIDED BY FINANCING ACTIVITIES	460,000	5,190	553,176

NET INCREASE IN CASH	397,352	1,400	427,394

CASH BEGINNING OF PERIOD	30,042	176	-

CASH, END OF PERIOD	$427,394	$1,576	$427,394

Supplemental cash flow information and noncash financing activities:
Cash paid for interest	$876	$-	$876
Cash paid for income taxes	$-	$-	$-

Non-cash transactions
Stock based compensation	156,000	-	156,000
Forgiveness of shareholder loan	$-	$-	$35,986
	$156,876	$-	$192,862

The accompanying notes are an integral part of these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(UNAUDITED)

NOTE 1 – NATURE OF OPERTIONS AND BASIS OF PRESENTATION

American Graphite Technologies Inc. (Formerly Green & Quality Home Life, Inc.) (the “Company”) is in the initial exploration stage and has incurred losses since inception totaling $237,918. The Company was incorporated on June 1, 2010 in the State of Nevada and established a fiscal year end at June 30. The Company is an exploration stage company as defined in FASB ASC 915. We were originally organized to offer a portfolio of products and services to provide solutions for every family to automate domestic activities, making them less time consuming, easy to manage and leveraging the quality of life of every member of a family.

On May 23, 2012, Rick Walchuk, the sole director and officer of American Graphite Technologies Inc, acquired a total of 12,000,000 pre-forward split shares of the Company’s common stock from Fabio Alexandre Narita, the Company’s former director and officer, in a private transaction for an aggregate total of $350,000. The funds used for this share purchase were Mr. Walchuk’s personal funds. Mr. Walchuk’s 12,000,000 shares amounted to approximately 98% of the Company’s then currently issued and outstanding common stock. This transaction effected a change in control of the Company. With the change in control of the Company management determined to abandon the original business plan and has determined to enter into the business of exploration and development of mining projects and technology related to graphite and grapheme. The Company currently has no projects and is in negotiations to acquire both mining concessions and technology.

As part of the sale of his shares Mr. Narita agreed to extinguish all debts owed to him by the Company.

Also on May 23, 2012, Fabio Alexandre Narita resigned as a director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our Company. In connection with the resignation of Mr. Narita, Rick Walchuk was appointed President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a director. Mr. Walchuk is now the sole member of our board of directors and also our sole officer.

On June 11, 2012, our Board of Directors unanimously approved the following items:

1. an amendment to our Articles of Incorporation to change our name to “American Graphite Technologies Inc.” (the “Name Change”);
2. an amendment to our Articles of Incorporation to increase our authorized capital from 75,000,000 to 200,000,000 shares of common stock, $0.001 par value (the “Increase in Authorized Capital”); and
3. an authorization to the Board of Directors to effect a forward split of the Company’s common stock, par value $0.001 per share at an exchange ratio of one hundred and twenty-five (125) for one (1) (the “Forward Split”) and to file such amendments as may be required with the requisite regulatory bodies to effect the Forward Split, so that every one (1) outstanding share of Common Stock before the Forward Split shall represent one hundred and twenty-five (125) shares of Common Stock after the Forward Split.

On June 11, 2012, our majority stockholder executed written consent in lieu of a special meeting approving the Amendments.

Pursuant to these actions to be undertaken by the Company, Mr. Walchuk returned a total of 11,640,000 pre-forward split shares of common stock which were cancelled by the Company and returned to treasury.

Effective July 18, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Green & Quality Home Life, Inc. to American Graphite Technologies Inc. and increased our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001. In addition, our issued and outstanding shares of common stock increased from 619,500 to 77,437,500 shares of common stock, par value of $0.001 on the basis of a 125:1 forward split of our issued and outstanding shares of common stock. The forward split has been retroactively applied to all shares and per share figures in these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(UNAUDITED)

NOTE 1 – NATURE OF OPERTIONS AND BASIS OF PRESENTATION (continued)

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on July 18, 2012.

Going concern
The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets aside from cash, nor does it have operations or a source of revenue sufficient to cover its operating costs. While there are sufficient funds to carry out the current operations of the Company, with no revenue generating operations there remains substantial doubt about our ability to continue as a going concern. As at September 30, 2012, the Company has an accumulated deficit of $237,918. While we presently have cash on hand, the Company may be dependent upon the raising of additional capital through placement of our common stock in order to fully implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on attaining profitable operations, accordingly there remains substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration stage
The Company's financial statements are presented as those of an Exploration stage enterprise. Activities during the Exploration stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Basis of Presentation
The financial statements present the balance sheets and statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)
than not that some or all deferred tax assets will not be realized. Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Fair Value of Financial Instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2012 and 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Related Parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation
Stock-based compensation is accounted for using the Equity-Based Payments to Non-Employees Topic of the FASB ASC, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The
Company determines the value of stock issued at the date of grant. It also determines at the date of grant, the value of stock at fair market value or the value of services rendered (based on contract or otherwise) whichever is more readily determinable.

Recent Accounting Pronouncements
The Company has evaluated the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

NOTE 3 – FINANCING AGREEMENT

On August 29, 2012, we entered into a Equity Based Financing Agreement with one non-US investor pursuant to which, the investor will make available up to $2,500,000 by way of advances until August 29, 2013 (the “Completion Date”) in accordance with the terms of the agreement. The Completion Date may be extended for an additional term of up to twelve months at the option of our company or the investor upon written notice on or before the Completion Date in accordance with the notice provisions of the Financing Agreement. We will issue, within ten (10) Banking Days following the date of the receipt by our company of any advance under the agreement, shares of our common stock at a price equal to 80% of the average of the closing prices of our common stock for the preceding 5 Banking Days immediately preceding the date of the notice, as quoted on Yahoo Finance or other source of stock quotes as agreed to by the parties.

During the three month period ended September 30, 2012, the Company received $500,000 under the financing agreement by way of an equity private placement for 781,250 shares of common stock at $0.64 per share.

The shares were issued as follows:

Issue Date	Shares Issued	Value Per Share	Issuance Valuation
September 4, 2012	781,250	$0.64	$500,000

NOTE 4 – CAPITAL STOCK

Effective On July 18, 2012, in accordance with approval from the FINRA, we increased our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001. In addition, our issued and outstanding shares of common stock increased from 619,500 to 77,437,500 shares of common stock, par value of $0.001 on the basis of a 125:1 forward split of our issued and outstanding shares of common stock. All references to shares and per share information in the financial statements and related notes have been adjusted to reflect the stock split on a retroactive basis.

On September 5, 2012, we issued 781,250 shares of our common stock at a price of $0.64 per share, pursuant to the closing of a private placement, for gross proceeds of $500,000. The private placement was undertaken pursuant to a financing agreement that we entered into on August 29, 2012 (see Note 3 above).

As of September 30, 2012, 78,218,750 common stock shares were issued and outstanding.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(UNAUDITED)

NOTE 5 – STOCK OPTION

On July 30, 2012, the Company entered into two 12-month Consulting Services and Finder’s Fee Agreements (the “Consulting Agreements”) with third parties. The Consulting Agreements require the consultants to provide to the Company, customized problem and opportunity research, new business or services development, strategy development and refinements, acquisition assistance, marketing and investor relation services and the Company is required to grant to each of the consultants a total of 150,000 stock options vesting immediately and exercisable at $0.25 per share. The Company has therefore granted 300,000 stock options which have vested.

The following table summarizes information concerning stock options outstanding as of September 30, 2012:
	Shares	Weighted Average Grant Date Fair Value
Unvested, at June 30, 2012	-	-
Granted	300,000	$0.25
Vested	300,000
Forfeited	-
Unvested, at September 30, 2012	-	$0.25

The Company recognized a stock-based compensation of $187,200 out of which $31,200 has been expensed in the current three month period ended September 30, 2012.

Valuation Assumptions

The Company uses the Black-Scholes option-pricing model (“Black-Scholes model”) to determine the fair value of stock options as of the grant date. The fair value of stock options under the Black-Scholes model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends.

The following table presents the range of the weighted average fair value of options granted and the related assumptions used in the Black-Scholes model for stock option grants made during the three month period ended September 30, 2012:

Options Granted
2012
Fair value of options granted	$0.85
Assumptions used:
Expected life (years) (a)	1.00
Risk free interest rate (b)	0.18%
Volatility (c)	111%
Dividend yield (d)	0.00%

a)
Expected life: The expected term of options granted is determined using the “shortcut” method allowed by SAB No.107. Under this approach, the expected term is presumed to be the mid-point between the vesting date and the end of the contractual term.

b)	Risk-free interest rate: The rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected life of the options.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(UNAUDITED)

NOTE 5 – STOCK OPTION (continued)

c)
Volatility: The expected volatility of the Company’s common stock is calculated by using the historical daily volatility of the Company’s stock price calculated over a period of time representative of the expected life of the options.

d)	Dividend yield: The dividend yield rate is not considered in the model, as the Company has not established a dividend policy for the stock.

NOTE 6 – SHORT TERM LOAN

On June 20, 2012, the Company received funds from a third party in the amount of $40,000.

During the three month period ended September 30, 2012, the Company repaid in full in the amount of $40,876, which included the principal amount of $40,000 and accrued interest of $876, based on 10% per annum as agreed to between the Company and the lender.

NOTE 7 – RELATED PARTY TRANSACTIONS

On May 1, 2012, the Company entered a consulting agreement with Rick Walchuk, the Company’s sole officer and director for management services. The consulting agreement became effective as of May 1, 2012 and shall continue to May 1, 2015. Under the consulting agreement, the Company shall pay $2,500 a month for the first six months, $5,000 a month for the next six months and $7,500 for the balance of the agreement payable on the 1st of each month. During the three month period ended September 30, 2012, Mr. Walchuk invoiced the company for the services in the amount of $7,500, which was paid in full.

NOTE 8 – SUBSEQUENT EVENTS

On July 31, 2012, the Company entered into a Letter of Intent (the“Initial LOI”) with a private US company for an option to participate in a 100% interest in all of certain property rights held by the U.S. private company. On October 22, 2012, the Company entered into a revised Letter of Intent (“Revised LOI”) with the same private US company and paid the amount of $5,000 to the US Company. The Revised LOI is subject to due diligence by the Company of the potential property rights held by the U.S. Company. On October 23, 2012, the Company executed a notice of termination of the Initial LOI with the private U.S. company.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(FORMERLY GREEN & QUALITY HOME LIFE, INC.)
FINANCIAL STATEMENTS
JUNE 30, 2012 AND 2011
AUDITED

REPORTED IN UNITED STATES DOLLARS

*

Office Locations
Las Vegas, NV
New York, NY
Pune, India
Beijing, China
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
American Graphite Technologies, Inc,

We have audited the accompanying balance sheets of American Graphite Technologies, Inc. (A Development Stage Company) (the “Company”) as of June 30, 2012 and 2011 and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the years then ended and for the period from inception (June 1, 2010) through June 30, 2012. American Graphite Technologies, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Graphite Technologies, Inc (A Development Stage Company) as of June 30, 2012 and 2011 and the results of its operations and its cash flows for each of the years then ended and for the period from inception (June 1, 2010) through June 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
September 27, 2012

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
BALANCE SHEETS
Audited
	June 30, 2012	June 30, 2011
Assets
CURRENT ASSETS
Cash	$30,042	$176
Prepaid expense	2,413	-
TOTAL CURRENT ASSETS	32,455	176
TOTAL ASSETS	$32,455	$176

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,934	$6,000
Accounts payable- related party	2,695	2,583
Accrued interest	110	-
Note payable	40,000	-
TOTAL CURRENT LIABILITIES	45,739	8,583
TOTAL LIABILITIES	45,739	8,583

STOCKHOLDER’S DEFICIT
Capital stock, Authorized 200,000,000 shares of common stock, $0.001 par value; Issued and outstanding 77,437,500 and 45,000,000 shares of common stock, respectively.	77,438	45,000
Additional paid in capital	8,738	-
Accumulated deficit during the exploration stage	(99,460)	(53,407)
TOTAL STOCKHOLDER’S DEFICIT	(13,284)	(8,407)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$32,455	$176

The accompanying notes are an integral part of these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
Audited
			Cummulative results
			from inception
	Year ended	Year ended	(June 1, 2010) to
	June 30, 2012	June 30, 2011	June 30, 2012

REVENUE	$-	$-	$-

OPERATING EXPENSES
Office and general	9,079	2,515	13,033
Management fee	5,000	-	5,000
Professional fees	31,863	12,454	48,317
OPERATING LOSS	(45,942)	(14,969)	(66,350)

OTHER EXPENSE
Interest expense	(110)	-	(110)

NET LOSS	$(46,052)	$(14,969)	$(66,460)

NET LOSS PER COMMON SHARE – BASIC	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	72,474,385	45,000,000

The accompanying notes are an integral part of these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
From inception (June 1, 2010) to June 30, 2012
Audited
	Common stock		Additional Paid in	Accumulated Deficit
	Shares	Amount	Capital	During Exploration Stage	Equity(Deficit)
Balance at inception – June 1, 2010	-	$-	$-	$-	$-
Common stock issued for cash	45,000,000	45,000	-	(33,000)	12,000
Net loss				(5,438)	(5,438)
Balance, June 30, 2010	45,000,000	45,000	-	(38,438)	6,562
Net loss			-	(14,969)	(14,969)
Balance, June 30, 2011	45,000,000	45,000	-	(53,407)	(8,407)
Common stock issued for cash	32,437,500	32,438	(27,248)	-	5,190
Forgiveness of loan from related party	-	-	35,986	-	35,986
Net loss				(46,052)	(46,052)
Balance, June 30, 2012	77,437,500	$77,438	$8,738	$(99,460)	(13,284)

The accompanying notes are an integral part of these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
Audited

			June 1, 2010
	Year ended June 30,	Year ended June 30,	(date of inception) to
	2012	2011	June 30, 2012
OPERATING ACTIVITIES
Net loss	$(46,052)	$(14,969)	$(66,460)

Changes in operating assets and liabilities:
Interest	110	-	110
Increase in accounts payable and accrued liabilities	(3,066)	2,000	2,934
Increase in accounts payable- related party	2,695	-	2,695
(Increase) in prepaid expenses	(2,413)	-	(2,413)
NET CASH USED IN OPERATING ACTIVITIES	(48,726)	(12,969)	(63,134)

FINANCING ACTIVITIES
Proceeds from sale of common stock	5,190	-	17,190
Proceeds from note payable	40,000	-	40,000
Due to related party	33,402	1,145	35,986
NET CASH PROVIDED BY FINANCING ACTIVITIES	$78,592	$1,145	$93,176

NET INCREASE (DECREASE) IN CASH	29,866	(11,824)	30,042

CASH BEGINNING OF PERIOD	176	12,000	-

CASH, END OF PERIOD	$30,042	$176	$30,042

Supplemental cash flow information and noncash financing activities:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash transactions
Forgiveness of shareholder loan	$35,986	$-	$35,986
	$35,986	$-	$35,986

The accompanying notes are an integral part of these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(AUDITED)

NOTE 1 – NATURE OF OPERTIONS AND BASIS OF PRESENTATION

American Graphite Technologies Inc. (Formerly Green & Quality Home Life, Inc.) (the “Company”) is in the initial exploration stage and has incurred losses since inception totalling $66,460. The Company was incorporated on June 1, 2010 in the State of Nevada and established a fiscal year end at June 30. The Company is an exploration stage company as defined in FASB ASC 915 organized to offer a portfolio of products and services to provide solutions for every family to automate domestic activities, making them less time consuming, easy to manage and leveraging the quality of life of every member of a family.

On May 23, 2012, Rick Walchuk, the sole director and officer of American Graphite Technologies Inc, acquired a total pre-forward split of 12,000,000 shares of the Company’s common stock from Fabio Alexandre Narita, the Company’s former director and officer, in a private transaction for an aggregate total of $350,000. The funds used for this share purchase were Mr. Walchuk’s personal funds. Mr. Walchuk’s 12,000,000 shares amount to approximately 98% of the Company’s currently issued and outstanding common stock. This transaction effected a change in control of the Company.

As part of the sale of his shares Mr. Narita agreed to extinguish all debts owed to him by the Company.

Also on May 23, 2012, Fabio Alexandre Narita resigned as a director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our Company. In connection with the resignation or Mr. Narita, Rick Walchuk was appointed President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a director. Mr. Walchuk is now the sole member of our board of directors and also our sole officer.

On June 11, 2012, our Board of Directors unanimously approved the following items:

1. an amendment to our Articles of Incorporation to change our name to “American Graphite Technologies Inc.” (the “Name Change”);
2. an amendment to our Articles of Incorporation to increase our authorized capital from 75,000,000 to 200,000,000 shares of common stock, $0.001 par value (the “Increase in Authorized Capital”); and
3. an authorization to the Board of Directors to effect a forward split of the Company’s common stock, par value $0.001 per share at an exchange ratio of one hundred and twenty-five (125) for one (1) (the “Forward Split”) and to file such amendments as may be required with the requisite regulatory bodies to effect the Forward Split, so that every one (1) outstanding share of Common Stock before the Forward Split shall represent one hundred and twenty-five (125) shares of Common Stock after the Forward Split.

On June 11, 2012, our majority stockholder executed written consent in lieu of a special meeting approving the Amendments.

Pursuant to these actions to be undertaken by the Company, Mr. Walchuk agreed to return a total of pre-forward split of 11,640,000 shares for cancellation and he has delivered the shares to the Company to cancel.

Effective July 18, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Green & Quality Home Life, Inc. to American Graphite Technologies Inc. and increased our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001. In addition, our issued and outstanding shares of common stock increased from 619,500 to 77,437,500 shares of common stock, par value of $0.001 on the basis of a 125:1 forward split of our issued and outstanding shares of common stock. The forward split has been retroactively applied to all shares and per share figures in these financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(AUDITED)

NOTE 1 – NATURE OF OPERTIONS AND BASIS OF PRESENTATION (continued)

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on July 18, 2012.

Going concern
The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operating costs giving substantial doubt for it to continue as a going concern. The Company has a deficit accumulated since inception (June 1, 2010) through June 30, 2012 of $66,460. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration stage
The Company's financial statements are presented as those of a Exploration stage enterprise. Activities during the Exploration stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Basis of Presentation
The financial statements present the balance sheets and statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)
Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Fair Value of Financial Instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2012 and 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.
Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.
Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.
Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.
Related Parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recent Accounting Pronouncements
The Company has evaluated the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(AUDITED)

NOTE 3 – CAPITAL STOCK

On July 18, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we increased our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001. In addition, our issued and outstanding shares of common stock increased from 619,500 to 77,437,500 shares of common stock, par value of $0.001 on the basis of a 125:1 forward split of our issued and outstanding shares of common stock. All references to shares and per share information in the financial statements and related notes have been adjusted to reflect the stock split on a retroactive basis.

On June 21, 2010, a former director of the Company purchased 1,500,000,000 (pre-forward split - 12,000,000) shares of the common stock in the Company at $0.001 per share for $12,000.

On August 26, 2011, the Company issued 32,437,500 shares of common stock for $5,190.

On June 11, 2012, a director of the Company returned a total of 1,455,000,000 shares for cancellation. Due to the fact that the shares under this agreement have been cancelled for no consideration to reduce the number of shares outstanding, the Company considered the change in capital structure from the cancellation a reverse stock split. In accordance with SAB Topic 4.c, the Company recorded the cancellation retroactively.

As of June 30, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 – RECLASSIFICATION: STOCK SPLIT AND STOCK CANCELLATION ADJUSTMENT

Certain reclassifications have been made in the current year’s financial statements.

On June 11, 2012, the Company executed a forward stock split, which was originally recorded as a debit to Additional Paid-in Capital and a corresponding credit to Common Stock, in the amount of $33,000. During the year ended June 31, 2012, the Company recorded an adjustment, whereby the Company recorded a debit to Retained Earnings and a credit to Additional Paid-in Capital in the amount of $33,000 to reclassify negative Additional Paid- in Capital balance. This adjustment did not change total stockholders’ deficit.

NOTE 5 – SHORT TERM LOAN

On June 20, 2012, the Company received funds from a third party in the amount of $40,000. The amounts owing are unsecured, bear interest at 10% per annum, and are due on demand. During the fiscal year ended June 30, 2012, the Company recorded an interest expense of $110, which amount is included with accounts payable and accrued liabilities on the balance sheets.

NOTE 6 – RELATED PARTY TRANSACTIONS

From inception till the fiscal year ended June 30, 2012, the Company received $35,986 as a loan from Fabio Narita, former President & CEO of the Company. The loan was unsecured, payable on demand bearing no interest. As of May 23, 2012, the loan in the amount of $35,986 was forgiven.

On May 23, 2012, Rick Walchuk, the sole director and officer of American Graphite Technologies Inc, acquired a total 1,500,000,000 shares of the Company’s common stock from Fabio Alexandre Narita, the Company’s former director and officer, in a private transaction for an aggregate total of $350,000.

As part of the sale of his shares Mr. Narita agreed to extinguish all debts owed to him by the Company.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(AUDITED)

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

On May 1, 2012, the Company entered a consulting agreement with Rick Walchuk with his services as the Company’s president and chief executive officer in regards to the Company’s management and operations. The consulting agreement became effective as of May 1, 2012 and shall continue to May 1, 2015. Under the consulting agreement, the Company shall pay $2,500 a month for the first six months, $5,000 a month for the next six months and $7,500 for the balance of the agreement payable on the 1st of each month. As of June 30, 2012, the amount of $2,695 is owed and payable to Mr. Walchuk including in the accounts payable- related party.

NOTE 7 – INCOME TAXES

The Company has losses carried forward for income tax purposes for June 30, 2012. There are no current or deferred tax expenses for the period ended June 30, 2012 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

	June 30, 2012	June 30, 2011
Net operating loss carry forward	66,460	20,408
Effective Tax Rate	35%	35%
Deferred Tax Assets	23,261	7,143
Less: Valuation Allowance	(23,261)	(7,143)
Net deferred tax asset	$0	$0

The valuation allowance for deferred tax assets as of June 30, 2012 and 2011 was $23,261 and $7,143 respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of June 30, 2012 and 2011, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at June 30:
	2012		2011
Federal statutory tax rate	(35.0	) %	(35.0	) %
Permanent difference and other	35.0%		35.0%
Effective tax rate	-%		-%

The net federal operating loss carry forward will expire between 2029 and 2032. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Formerly Green & Quality Home Life, Inc.)
(An Exploration Stage Company)
Notes to the Financial Statements
(AUDITED)

NOTE 8 – SUBSEQUENT EVENTS

Effective July 18, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Green & Quality Home Life, Inc. to American Graphite Technologies Inc. and increased our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001. In addition, our issued and outstanding shares of common stock increased from 619,500 to 77,437,500 shares of common stock, par value of $0.001 on the basis of a 125:1 forward split of our issued and outstanding shares of common stock.
On July 30, 2012, the Company entered into consulting services agreements with two individuals to supply research, business plan review, acquisition assistance, technology and product assessments, website and IT support among other services for a period of one year, expiring on July 29, 2012. The Company agreed to issue 150,000 options to each contractor exercisable at $0.25 per share and expiring 60 days from the termination of the consulting agreements. Further, the Company will pay all expenses related to the provision of services by the consultants.

On July 31, 2012, the Company entered into a Letter of Intent (“LOI”) with a private US company. The LOI, grants us an option to participate in a 100% interest in all of certain property rights held by the U.S. private company. To exercse 80% under the Option, we are required to pay accumulated cash amount of $106,500 and 1,000,000 common stock of the Company in three periods within 30 months of the signing of the LOI. We must commit to spend an accumulated amount of $175,000 on exploration expenditures. To earn the remaining 20% under the Option, we will deliver a resource Estimate within 42 months of signing the LOI. The private U.S. company will maintain a 2% Net Smelter Returns Royalty on the Property. As of the date of this filing we have not progressed the LOI to a definitive agreement.

On August 29, 2012, we entered into a Financing Agreement with one non-US investor pursuant to which, the investor will make available up to $2,500,000 by way of advances until August 29, 2013 (the “Completion Date”) in accordance with the terms of the agreement. The Completion Date may be extended for an additional term of up to twelve months at the option of our company or the investor upon written notice on or before the Completion Date in accordance with the notice provisions of the Financing Agreement. We will issue, within ten (10) Banking Days following the date of the receipt by our company of any advance under the agreement, shares of our common stock at a price equal to 80% of the average of the closing prices of our common stock for the preceding 5 Banking Days immediately preceding the date of the notice, as quoted on Yahoo Finance or other source of stock quotes as agreed to by the parties.

On September 5, 2012, we issued 781,250 shares of our common stock at a price of $0.64 per share, pursuant to the closing of a private placement, for gross proceeds of approximately $500,000. The private placement is an advance pursuant to a financing agreement that we entered into on August 29, 2012 whereby the investor will make available up to $2,500,000 by way of advances until August 29, 2013 in accordance with the terms of the agreement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In the fiscal years ended June 30, 2012 and 2011, and for the period up to the filing of this report, there have been no changes in the Company’s accounting policies, nor have there been any disagreements with our accountants.

Item 5.06                      Change in Shell Company Status

As a result of the consummation of the transactions described in Item 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01                      Financial Statements and Exhibits

In accordance with Item 9.01(a), our audited financial statements for the years ended June 30, 2012 and June 30, 2011, as well as unaudited financial statements for the period ended September 30, 2012 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A:
Exhibit No.	Description
3.1(a)	Articles of Incorporation of American Graphite Technologies Inc. (formerly Green & Quality Home Life, Inc.) (1)
3.1(b)	Certificate of Amendment filed with the Nevada Secretary of State on July 12, 2012 (2)
3.2	Bylaws of American Graphite Technologies Inc. (formerly Green & Quality Home Life, Inc.) (1)
10.1	Release entered into by Fabio Alexandre Narita (3)
10.2	Share Purchase Agreement between Rick Walchuk and Fabio Alexandre Narita (3)
10.3	Subscription Agreement dated August 29, 2012.(4)
10.4	Form of Subscription Agreement (4)
10.5	Patent and Technology License Agreement between the Company and Cheap Tubes, Inc. dated December 3, 2012 (5)
10.6	Schedule 2 to the Patent and Technology License Agreement between the Company and Cheap Tubes, Inc.*
10.7	Consulting agreement between the Company and Robert Mintak dated July 30, 2012*
10.8	Consulting agreement between the Company and Jason Dussault dated July 30, 2012*
10.9	Financing Agreement dated August 29, 2012*
10.10	Consulting Agreement between the Company and Rick Walchuk*
(1)           Incorporated by reference to our Form S-1 registration statement filed with the Securities and Exchange Commission on August 4, 2010.
(2)           Incorporated by reference to our Current Report on Form 8-K filed on July 13, 2012.
(3)           Incorporated by reference to our Form 8-K filed with the SEC on May 29, 2012.
(4)           Incorporated by reference to our Form 8-K filed with the SEC on September 11, 2012.
(5)           Incorporated by reference to our Form 8-K filed with the SEC on December 18, 2012
*             Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GRAPHITE TECHNOLOGIES INC.

Date: February 5, 2013	By:	/s/ Rick Walchuk
Rick Walchuk
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director